Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-262391, 333-259830, 333-239216, 333-227262, 333-217419, 333-213627 and 333-201708) on Forms S-8, (Nos. 333-255743, 333-255742, 333-251138, 333-220012, 333-213635 and 333-212015) on Forms S-3, and (No. 333-265974) on Form S-1 of our report dated March 31, 2023, with respect to the consolidated financial statements of Timber Pharmaceuticals, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
March 31, 2023